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                        BLANK, ROME, COMISKY & McCAULEY
                               COUNSELORS AT LAW

                             FOUR PENN CENTER PLAZA
                     PHILADELPHIA, PENNSYLVANIA 19103-2599
                                  215-569-5500
                            TWX 710-670-1073-BLARCOM
                                FAX 215-569-5555

1620 POND ROAD, SUITE 200                         1220 MARKET STREET, 8TH FLOOR
ALLENTOWN, PA 18104-2255                            WILMINGTON, DE 19801-2535
      610-395-1010                                         302-425-6400

1400 NORTH PROVIDENCE ROAD                       1156 15TH STREET, NW, SUITE 550
   MEDIA, PA 19063-2051                            WASHINGTON, DC 20005-1704
      610-891-7800                                         202-785-4100

   210 LAKE DRIVE EAST                                  1401 FORUM WAY
CHERRY HILL, NJ 08002-1164                        WEST PALM BEACH, FL 33401-2353
      609-779-3600                                         407-686-8100

                                                        DIRECT DIAL NUMBER:
                                                          (215) 569-5500


                                        February 7, 1995

Commerce Bancorp, Inc.
Commerce Atrium
1701 Route 70 East
Cherry Hill, NJ 08034-5400

    RE: Commerce Bancorp, Inc.
        Registration Statement on Form S-3
        (Registration No. 33-86150)
        ----------------------------------

Gentlemen:

    We have acted as counsel to Commerce Bancorp, Inc. (the "Company") in connection with the preparation of the Registration Statement on Form S-3 (Registration No. 33-86150) ("Registration Statement") filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to the offer and sale by the Company of up to 1,725,000 shares (including up to 225,000 shares of common stock to be purchased at the option of the Underwriters to cover over-allotments, if any) of its common stock, par value $1.5625 per share ("Common Stock"). This opinion is furnished pursuant to the requirements of Item 601(b)(5) of Regulation S-K.

    In rendering this opinion, we have examined only the following documents:
(i) the Restated Certificate of Incorporation of the Company, as amended;
(ii) the Bylaws of the Company, as amended; (iii) resolutions adopted by the Company's Board of Directors relating to the transactions contemplated by the Registration Statement; and (iv) the Registration Statement. We have not performed any independent investigation other than the document examination described above. We have assumed and relied on the truth, completeness, authenticity and due authorization of all documents and records examined and the genuineness of all signatures. This opinion is limited to the laws of the State of New Jersey.

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Commerce Bancorp, Inc.
February 7, 1995
Page 2


    Based upon and subject to the foregoing, we are of the opinion that the shares of Common Stock of the Company which are being offered and sold by the Company pursuant to the Registration Statement, when issued and sold in the manner and for the consideration contemplated by the Registration Statement, will be legally issued, fully paid and non-assessable.

    We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the caption "Legal Matters" in the Prospectus that is a part of the Registration Statement.

                               Sincerely,

                               /s/ Blank, Rome, Comisky & McCauley
                               ------------------------------------------------
                               BLANK, ROME, COMISKY & McCAULEY